                                                             Exhibit T-1.6

             The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                114 West 47th Street
                                 New York, NY 10036

March 10, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of
1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S.
Trust") hereby consents that reports of examinations of U.S. Trust by Federal,
State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
         OF NEW YORK

         /s/Gerard F. Ganey
         ------------------------
By:      Gerard F. Ganey
         Senior Vice President